Exhibit 10-a

AMENDED AND RESTATED
MERGER AGREEMENT

by and among

Wincroft, Inc.

and

Apollo Solar Energy, Inc. (a Nevada corporation)

and

Apollo Solar Energy, Inc. (a Delaware corporation)

Dated as of October 14, 2008

MERGER AGREEMENT

This Amended and Restated Merger Agreement (the “Agreement”) is made and entered into as of October 14, 2008 by and among Wincroft, Inc., a corporation formed under the laws of the State of Nevada (“WCRF”), Apollo Solar Energy, Inc, a corporation newly formed under the laws of the State of Nevada and a wholly owned subsidiary of WCRF (the “Merger Sub”), and Apollo Solar Energy, Inc., a corporation formed under the laws of the State of Delaware (“Apollo”).  Each of WCRF, the Merger Sub and Apollo is referred to herein individually as a “Party” and all are referred to collectively as the “Parties.”

PREAMBLE

WHEREAS, the parties hereto entered into that certain merger agreement (the “Prior Agreement”) dated as of August 8, 2008 in connection with the Merger and wish to amend and restate the Prior Agreement in its entirety by virtue of this Agreement;

WHEREAS, Apollo owns 100% of the equity of Sichuan Apollo Solar Science and Technology Co. Ltd. (“Sichuan Apollo”), a wholly foreign-owned enterprise (WOFE) organized under the laws of the People’s Republic of China (“Sichuan Apollo”);

WHEREAS, the Boards of Directors of each of WCRF, Merger Sub and Apollo have determined that a business combination between Apollo and Merger Sub through the statutory merger of Merger Sub with and into Apollo (the “Merger”), is advisable and in the best interests of their respective companies and stockholders and in furtherance thereof have approved the Merger; and

WHEREAS, pursuant to the Merger, all issued and outstanding shares of common stock of Apollo, $0.0001 par value (the “Apollo Shares”), shall be cancelled and converted into the right to receive shares of WCRF Common Stock, $0.001 par value (“Merger Shares”), at the rate set forth herein, which shall represent 96.87% of the voting stock of WCRF after the Merger;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties, intending to be legally bound, hereby agree as follows:

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired Entities” means Apollo and Sichuan Apollo collectively.

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties, the Merger and/or the Parties.

“Apollo Shares” has the meaning set forth in the Preamble.

“Closing” has the meaning set forth in Section 1.02.

“Dissenting Shares” has the meaning set forth in Section 1.01(c)(ii).

“DGCL” means the Delaware General Corporation Law.

“Effective Time” has the meaning set forth in Section 1.03.

“Knowledge” means, in the case of WCRF or Apollo, a particular fact or other matter of which its Chief Executive Officer or Chief Financial Officer is actually aware or which a prudent individual serving in such capacity could be expected to discover or otherwise become aware of in the course of conducting a reasonable review or investigation of the corporation and its business and affairs.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

“Merger” has the meaning set forth in the Preamble.

“Merger Shares” has the meaning set forth in the Preamble.

“Material Adverse Effect” with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

“NGCL” means the Nevada General Corporation Law.

“Person” means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

“Surviving Entity” shall mean Apollo as the surviving entity in the Merger as provided in Section 1.03.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period, and

(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

ARTICLE I
THE MERGER

SECTION 1.01	THE MERGER

Subject to the terms and conditions set forth in this Agreement and in accordance with applicable provisions the DGCL and the NGCL, at the Effective Time, all Apollo Shares shall be cancelled and converted into the right to receive the Merger Shares. In connection therewith, the following terms shall apply:

(a)	Conversion of Securities.

(i)   Conversion of Apollo Securities. At the Effective Time, by virtue of the Merger and without any action on the part of WCRF, Apollo or the Merger Sub, or the holders of any of their respective securities:

(A)   Each of the issued and outstanding shares of common stock of Apollo immediately prior to the Effective Time shall be canceled and extinguished and each shall be converted automatically into the right to receive Four Thousand (4,000) Merger Shares.  The allocation of the Merger Shares among the shareholders of Apollo is set forth in Schedule 1.01 hereto.

(B)   All Apollo Shares shall no longer be outstanding and shall automatically be canceled and extinguished and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Shares to be issued pursuant to this Section 1.01(a)(i) upon the surrender of such certificate in accordance with Section 1.07.

(C)   The Merger Shares shall represent 96.87%, on a fully diluted basis, of the voting stock of all classes of issued and outstanding stock of WCRF at the Effective Time.

(ii)   Conversion of Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Apollo, WCRF, the Merger Sub, or the holders of any of their respective securities, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Entity and the Surviving Entity shall be a wholly owned subsidiary of WCRF.   The shares of common stock of the Surviving Entity so issued in such conversion shall constitute the only outstanding shares of capital stock of the Surviving Entity.

(b)   Exemption from Registration. The Parties intend that the issuance of the Merger Shares to Apollo shall be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

          (c)           Shares Subject to Appraisal Rights.

(i) Notwithstanding Section 1.01, Dissenting Shares shall not be converted into a right to receive Merger Shares and the holders thereof shall be entitled only to such rights as are granted by Delaware Law. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Delaware Law shall receive payment therefor from the Surviving Entity in accordance with the Delaware Law, provided, however, that (i) if any stockholder of  Company who asserts appraisal rights in connection with the Merger (a “Dissenter”) has failed to establish his entitlement to such rights as provided in Delaware Law, or (ii) if any such Dissenter has effectively withdrawn his demand for payment for such shares or waived or lost his right to payment for his shares under the appraisal rights process under Delaware Law the Apollo Shares held by such Dissenter shall be treated as if they had been converted, as of the Effective Time, into a right to receive Merger Shares and as provided in Section 1.01. Apollo shall give WCRF prompt notice of any demands for payment received by Apollo from a person asserting appraisal rights, and WCRF shall have the right to participate in all negotiations and proceedings with respect to such demands. Apollo shall not, except with the prior written consent of WCRF, make any payment with respect to, or settlement or offer to settle, any such demands.

(ii) As used herein, “Dissenting Shares” means any shares of Apollo Common Apollo held by stockholders of Apollo who are entitled to appraisal rights under Delaware Law, and who have properly exercised, perfected and not subsequently withdrawn or lost or waived their rights to demand payment with respect to their shares in accordance with Delaware Law.

SECTION 1.02	CLOSING

The closing of the Merger (the “Closing”) will take place as soon as practicable after the satisfaction or waiver of the conditions precedent set forth in Article V or at such other date as WCRF and Apollo shall agree (the “Closing Date”), but in any event no later than October 31, 2008, unless extended by a written agreement of WCRF and Apollo.   The Closing shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, or at such other location as the parties hereto agree.

SECTION 1.03	MERGER; EFFECTIVE TIME

At the Effective Time, and subject to and upon the terms and conditions of this Agreement, Merger Sub shall merge with and into Apollo in accordance with the applicable provisions of the DGCL and the NGCL, the separate corporate existence of Merger Sub shall cease and Apollo shall continue as the Surviving Entity. The Effective Time shall occur upon the later of (a) the filing with the Secretary of State of the State of Nevada of a Certificate of Merger, executed in accordance with the applicable provisions of the NGCL and (b) the filing with the Secretary of State of the State of Delaware of a Certificate of Merger, executed in accordance with the applicable provisions of the DGCL (the “Effective Time”). The date on which the Effective Time occurs is referred to as the “Effective Date.” Provided that this Agreement has not been terminated pursuant to Article VI, the Parties will cause the Certificates of Merger to be filed as soon as practicable after the Closing.

SECTION 1.04	EFFECT OF THE MERGER

The Merger shall have the effect set forth in Section 92A.250 of the Nevada Revised Statutes. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Apollo and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of Apollo and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.

SECTION 1.05	CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS

Pursuant to the Merger:

(a)   The Articles of Incorporation and Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Entity immediately following the Merger.

(b)   The directors and officers of Apollo immediately prior to the Merger shall be the directors and officers of the Surviving Entity subsequent to the Merger.

SECTION 1.06	RESTRICTIONS ON RESALE

The Merger Shares issued pursuant to the Merger will not be registered under the Securities Act or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until: (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) WCRF receives an opinion of counsel for the holders of the shares proposed to be transferred, reasonably satisfactory to counsel for WCRF, that an exemption from the registration requirements of the Securities Act is available.

The certificates representing the Merger Shares which are being issued hereunder shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR WINCROFT, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR WINCROFT, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

SECTION 1.07	EXCHANGE OF CERTIFICATES

(a)           Exchange of Certificates.  After the Effective Time, the holders of the Apollo Shares shall be required to surrender all their Apollo Shares to the Exchange Agent, and the holders shall be entitled upon such surrender to receive in exchange therefor certificates representing the proportionate number of Merger Shares into which the Apollo Shares theretofore represented by the stock certificates so surrendered. Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented Apollo Shares shall be deemed for all corporate purposes, subject to the further provisions of this Article I, to evidence the ownership of the number of whole Merger Shares for which such Apollo Shares have been so exchanged. No dividend payable to holders of Merger Shares of record as of any date subsequent to the Effective Time shall be paid to the owner of any certificate which, prior to the Effective Time, represented Apollo Shares, until such certificate or certificates representing all the relevant Apollo Shares, together with a stock transfer form, are surrendered as provided in this Article I or pursuant to letters of transmittal or other instructions with respect to lost certificates provided by the Exchange Agent.

(b)           Exchange Procedures.

(i)           Empire Stock Transfer, Inc., WCRF’s transfer agent, shall act as exchange agent (the “Exchange Agent”) in the Merger.

(ii)           Promptly after the Effective Time, WCRF shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as WCRF may adopt, the Merger Shares issuable pursuant to Section 1.01(a) in exchange for Apollo Shares outstanding immediately prior to the Effective Time.

(iii) Promptly after the Effective Time, WCRF shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the “Certificates”) which immediately prior to the Effective Time represented outstanding Apollo Shares, whose shares were converted into the right to receive shares of Merger Shares pursuant to Section 1.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as WCRF may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Merger Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by WCRF, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of Merger Shares which such holder has the right to receive pursuant to Section 1.01, and the Certificate so surrendered shall forthwith be canceled.

(iv) Notwithstanding anything to the contrary in this Section 1.07, none of the Exchange Agent, the Surviving Entity, WCRF or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(c)   Full Satisfaction of Rights. All Merger Shares for which the Apollo Shares shall have been exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to the Apollo Shares.

(d)    Exchange of Certificates. All certificates representing Apollo Shares converted into the right to receive Merger Shares pursuant to this Article I shall be furnished to WCRF subsequent to delivery thereof to the Exchange Agent pursuant to this Agreement.

(e)    Closing of Transfer Books. On the Effective Date, the stock transfer book of Apollo shall be deemed to be closed and no transfer of Apollo Shares shall thereafter be recorded thereon.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF WCRF AND MERGER SUB

WCRF and, where applicable, the Merger Sub hereby jointly and severally represent and warrant to Apollo, as of the date of this Agreement, as of the Closing Date and as of the Effective Time except at otherwise indicated, and except in each case as disclosed in the WCRF disclosure letter delivered as of the date hereof, as follows:

SECTION 2.01	ORGANIZATION, STANDING AND POWER

WCRF is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.   Each of WCRF and Merger Sub has the power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly authorized and qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on WCRF. WCRF has delivered or made available to Apollo a true and correct copy of the Articles of Incorporation (the “Articles of Incorporation”), and the Bylaws, or other charter documents, as applicable, of WCRF and Merger Sub, each as amended to date. Neither WCRF nor Merger Sub is in violation of any of the provisions of its respective charter or bylaws or equivalent organization documents. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of WCRF or Merger Sub, or otherwise obligating WCRF or Merger Sub to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. WCRF does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

SECTION 2.02	SUBSIDIARIES

WCRF owns all of the outstanding capital stock of the Merger Sub. All of the outstanding shares of capital stock of Merger Sub are owned by WCRF free and clear of all liens, charges, claims or encumbrances or rights of others.   Other than its ownership of the Merger Sub, WCRF does not have an ownership interest in any Person.   Merger Sub is a recently formed corporation and prior to the date hereof and through the Effective Date, Merger Sub has not and shall not have conducted any business operations, become a party to any agreements, or incurred any liabilities or obligations.

SECTION 2.03	CAPITALIZATION

(a)   There are 125,000,000 shares of capital stock of WCRF authorized, consisting of 100,000,000 shares of common stock, $.001 par value per share (the “WCRF Common Shares”), and 25,000,000 shares of preferred stock, $0.001 par value per share (“WCRF Preferred Shares”). As of the date of this Agreement, there are 555,013 WCRF Common Shares issued and outstanding, and no WCRF Preferred Shares outstanding.

(b)   No WCRF Common Shares or WCRF Preferred Shares have been reserved for issuance to any Person.   There are no contracts, commitments or agreements relating to voting, purchase or sale of WCRF’s capital stock (i) between or among WCRF and any of its stockholders and (ii) to the best of WCRF’s knowledge, between or among any of WCRF’s stockholders.

(c)   All outstanding WCRF Common Shares are validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law.

SECTION 2.04	AUTHORITY FOR AGREEMENT

The execution, delivery, and performance of this Agreement by each of WCRF and Merger Sub has been duly authorized by all necessary corporate and shareholder action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of each of WCRF and the Merger Sub, enforceable against each of them in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by WCRF and Merger Sub will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, WCRF's or Merger Sub’s Articles of Incorporation, or either of their Bylaws, in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which WCRF is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to WCRF or Merger Sub.  No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”) is required by or with respect to WCRF or Merger Sub in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.03; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (iii) such filings, if any, as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”); and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on WCRF and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

SECTION 2.05	SEC DOCUMENTS; FINANCIAL CONDITION

WCRF has made available to Apollo a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filings filed with the SEC by WCRF since July 11, 2008, and, prior to the Effective Time, WCRF will have furnished or made available to Apollo true and complete copies of any additional documents filed with the SEC by WCRF prior to the Effective Time (collectively, the “WCRF SEC Documents”). WCRF has timely filed all forms, statements and documents required to be filed by it with the SEC since July 11, 2008. In addition, WCRF has made available to Apollo all exhibits to the WCRF SEC Documents filed prior to the date hereof, and will promptly make available to Apollo all exhibits to any additional WCRF SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the WCRF SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those that have expired in accordance with their terms, and neither WCRF nor any of its subsidiaries is in material default thereunder. As of their respective filing dates, the WCRF SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the WCRF SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed WCRF SEC Document. The financial statements of WCRF, including the notes thereto, included in the WCRF SEC Documents (the “WCRF Financial Statements”) were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-QSB, as permitted by Form 10-QSB of the SEC). The WCRF Financial Statements fairly present the financial condition and operating results of WCRF at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

SECTION 2.06	SARBANES-OXLEY ACT OF 2002

 There has been no change in WCRF accounting policies since June 30, 2008 except as described in the notes to the WCRF Financial Statements. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC since August 31, 2002, was accompanied by the certifications required to be filed or submitted by WCRF’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and at the time of filing or submission of each such certification, such certification was true and accurate and materially complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Since June 30, 2008, neither WCRF nor, to the knowledge of the WCRF, any director, officer, employee, auditor, accountant or representative of WCRF or any of its subsidiaries has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of WCRF or their respective internal accounting controls, including any complaint, allegation, assertion or claim that WCRF has engaged in questionable accounting or auditing practices, except for (A) any complaint, allegation, assertion or claim as has been resolved without any resulting change to WCRF’s accounting or auditing practices, procedures methodologies or methods of WCRF or its internal accounting controls and (b) questions regarding such matters raised and resolved in the ordinary course in connection with the preparation and review of WCRF’s financial statements and periodic reports. To the knowledge of WCRF, no attorney representing WCRF, whether or not employed by WCRF, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by WCRF or any of its officers, directors, employees or agents to the Board of Directors of WCRF or any committee thereof or to any director or officer of WCRF. To the knowledge of WCRF, no employee of WCRF has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law.

SECTION 2.07	ABSENCE OF CERTAIN CHANGES OR EVENTS

Since June 30, 2008,

(a)   there has not been any Material Adverse Change in the business, operations, properties, assets, or condition of WCRF;

(b)   WCRF has not (i) amended its Articles of Incorporation; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or exchanged or redeemed, or agreed to exchange or redeem, any outstanding capital stock; (iii) made any material change in its method of management, operation, or accounting; (iv) entered into any material transaction; or (v) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

(c)   WCRF has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent WCRF balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any material assets, properties, or rights, or canceled, or agreed to cancel, any material debts or claims; or (iv) made or permitted any material amendment or termination of any contract, agreement, or license to which it is a party.

SECTION 2.08	ABSENCE OF UNDISCLOSED LIABILITIES

WCRF has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in WCRF’s Quarterly Report on Form 10-KSB for the year ended June 30, 2008 (the “WCRF Balance Sheet”), (ii) those incurred in the ordinary course of business and not required to be set forth in the WCRF Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the WCRF Balance Sheet date and not reasonably likely to have a Material Adverse Effect on WCRF, and (iv) those incurred in connection with this Agreement.

SECTION 2.09	GOVERNMENTAL AND THIRD PARTY CONSENTS

No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with WCRF or Merger Sub, is required by or with respect to WCRF or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the NGCL.

SECTION 2.10	LITIGATION

There is no action, suit, investigation, audit or proceeding pending against, or to the Knowledge of WCRF, threatened against or affecting WCRF or the Merger Sub or any of their respective assets or properties before any court or arbitrator or any governmental body, agency or official.  There is no injunction, judgment, decree, order or regulatory restriction imposed upon WCRF or Merger Sub or any of their respective assets or business, or, to the knowledge of WCRF and Merger Sub, any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on WCRF.

SECTION 2.11	INTERESTED PARTY TRANSACTIONS

Except as disclosed in its SEC filings or on Schedule 2.11 hereto, WCRF is not indebted to any officer or director of WCRF (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to WCRF, and there are no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K under the Securities Act and the Exchange Act.

SECTION 2.12	COMPLIANCE WITH APPLICABLE LAWS

To the Knowledge of WCRF, the business of each of WCRF and the Merger Sub has not been, and is not being, conducted in violation of any Applicable Law.

SECTION 2.13	TAX RETURNS AND PAYMENT

WCRF has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due. There is no claim for Taxes that is a Lien against the property of WCRF other than Liens for Taxes not yet due and payable. WCRF has not received written notification of any audit of any Tax Return of WCRF being conducted or pending by a Tax authority, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by WCRF which is currently in effect, and WCRF is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount in excess of the amount reflected on the above referenced WCRF Financial Statements.

SECTION 2.14	SECURITY LISTING

WCRF is a fully compliant reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all WCRF public filings required under the Exchange Act have been made. The common stock of WCRF is listed for quotation on the OTC Bulletin Board. To the Knowledge of WCRF, WCRF has not been threatened or is not subject to removal of its common stock from the OTC Bulletin Board.

SECTION 2.15	FINDERS’ FEES

WCRF has not incurred, nor will it incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

SECTION 2.16	MINUTE BOOKS

The minute books of WCRF made available to Apollo contain in all material respects a complete and accurate summary of all meetings of directors and stockholders or actions by written consent of WCRF during the past three years and through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

SECTION 2.17	VOTE REQUIRED

The approval of WCRF’s Board of Directors and the affirmative vote of WCRF as sole stockholder of Merger Sub are the only approvals or votes necessary to approve this Agreement and the transactions contemplated hereby on behalf of such entities.

SECTION 2.18	BOARD APPOVAL

The Board of Directors of WCRF has (i) approved this Agreement and the Merger, and (ii) approved the issuance of the Merger Shares pursuant to Section 1.01. The Board of Directors of Merger Sub has approved this Agreement and the Merger, and recommended that the sole stockholder of Merger Sub approve this Agreement and the Merger.

SECTION 2.19	EMPLOYEE BENEFIT PLANS

Except as disclosed in the WCRF SEC Documents, there are no Benefit Plans maintained by WCRF covering only WCRF executive officers. Each Benefit Plan maintained by WCRF has been operated and administered in accordance with its terms and applicable law, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on WCRF. The execution of this Agreement and the consummation of the Merger will not constitute an event under any Benefit Plan maintained by WCRF that will or may result in any payment, acceleration, termination, forgiveness of indebtedness, vesting, distribution, increase in compensation or benefits or obligation to fund benefits with respect to any WCRF employee with such exceptions which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on WCRF.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF APOLLO

Apollo hereby represents and warrants to WCRF and to Merger Sub, as of the date of this Agreement, as of the Closing Date and as of the Effective Time (except as otherwise indicated, and except in each case as disclosed in the Apollo disclosure letter delivered as of the date hereof), as follows:

SECTION 3.01	ORGANIZATION, STANDING AND POWER

Apollo is a privately held corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Apollo is duly qualified to do business as a foreign corporation in each state in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary. Each of Apollo and its subsidiaries has the power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly authorized and qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Apollo. Apollo has delivered or made available to WCRF a true and correct copy of the Certificate of Incorporation (the “Certificate of Incorporation”), and the Bylaws, or other charter documents, as applicable, of Apollo and its subsidiaries, each as amended to date. Neither Apollo nor its subsidiaries is in violation of any of the provisions of its respective charter or bylaws or equivalent organization documents. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of Merger Sub, or otherwise obligating Apollo or its subsidiaries to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Apollo does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

SECTION 3.02	CAPITALIZATION

There are 100,000,000 shares of Apollo capital stock authorized, consisting of 100,000,000 shares of common stock with $0.0001 par value (the “Apollo Common Shares”). As of the date of this Agreement, there are 4,300 issued and outstanding Apollo Common Shares. No Apollo Common Shares have been reserved for issuance to any Person, and there are no outstanding rights, warrants, options or agreements for the exchange of Apollo Common Shares. There are no contracts, commitments or agreements relating to voting, purchase or sale of Apollo’s capital stock (i) between or among Apollo and any of its stockholders and (ii) to the best of Apollo’s Knowledge, between or among any of Apollo’s stockholders. No Person is entitled to any rights with respect to the conversion, exchange or delivery of the Apollo Common Shares. The Apollo Common Shares have been issued in compliance with Applicable Law.

SECTION 3.03	AUTHORITY FOR AGREEMENT

The execution, delivery and performance of this Agreement by Apollo has been duly authorized by all necessary corporate action, and this Agreement constitutes the valid and binding obligation of Apollo, enforceable against Apollo in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by Apollo will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, Apollo’s Certificate of Incorporation or Bylaws, in each case as amended, or, to the Knowledge of Apollo, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which Apollo is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to Apollo.   No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other Governmental Entity is required by or with respect to Apollo in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.03; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (iii) such filings, if any, as may be required under the HSR and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Apollo and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

SECTION 3.04	GOVERNMENTAL OR THIRD PARTY CONSENT

No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with Apollo, is required by or with respect to Apollo in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the DGCL.

SECTION 3.05	BUSINESS OPERATIONS AND LIABILITIES - APOLLO.

Apollo has conducted no business operations other than the acquisition of ownership of the capital stock of Sichuan Apollo. Apollo has 26,60 RMB promissory Note liabilities on the Closing Date.

SECTION 3.06.	ORGANIZATION AND STANDING – SUBSIDIARIES

Sichuan Apollo is a corporation duly organized, validly existing and in good standing under the laws of the People’s Republic of China. Sichuan Apollo has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

SECTION 3.07	OWNERSHIP OF SUBSIDIARIES.

Apollo is the owner of one hundred percent (100%) the registered capital stock of Sichuan Apollo, free and clear of all Liens, encumbrances, and restrictions whatsoever. No Person other than Apollo has any equity interest in the registered capital of Sichuan Apollo, whether by tender of consideration or otherwise.

SECTION 3.08.	CORPORATE RECORDS.

All of the books and records of each of the Acquired Entities including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation. All reports, returns and statements currently required to be filed by any of the Acquired Entities with any government agency with respect to its business and operations have been filed or valid extensions have been obtained in accordance with normal procedures and all governmental reporting requirements have been complied with.

SECTION 3.09	FINANCIAL STATEMENTS – APOLLO

The financial statements of Apollo for the year ended June 30, 2008 that will be delivered to WCRF prior to the Closing will have been prepared in accordance with accounting principles generally accepted in the United States and will fairly present the financial condition of Apollo at the date presented and the results of operations of Apollo for the period presented.  The financial statements shall be accompanied by an audit opinion rendered by an independent accountant registered with the PCAOB.

SECTION 3.10	FINANCIAL STATEMENTS - SICHUAN APOLLO

The financial statements of Sichuan Apollo for the year ended June 30, 2008 that will be delivered to WCRF prior to the Closing will have been prepared in accordance with accounting principles generally accepted in the United States and will fairly present the financial condition of Sichuan Apollo at the dates presented and the results of operations of Sichuan Apollo for the periods presented.  The financial statements for the year ended June 30, 2008 shall be accompanied by an audit opinion rendered by an independent accountant registered with the PCAOB.

SECTION 3.11	TAXES.

Each of the Acquired Entities has filed all Tax Returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all Taxes as shown on such returns except for Taxes being contested in good faith. There is no material claim for Taxes that is a Lien against the property of any of the Acquired Entities other than Liens for Taxes not yet due and payable. All Taxes due and owing by any of the Acquired Entities have been paid. None of the Acquired Entities is the beneficiary of any extension of time within which to file any tax return.

SECTION 3.12	PENDING ACTIONS.

There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting any of the Acquired Entities, or against their Officers or Directors that arose out of their operation of any of the Acquired Entities.  None of the Acquired Entities nor any of their Officers or Directors is subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a Material Adverse Effect on the business of any of the Acquired Entities.   There is no injunction, judgment, decree, order or regulatory restriction imposed upon Apollo or any of the Acquired Entities or any of their respective assets or business, or, to the knowledge of Apollo, any of its respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Apollo or any of the Acquired Entities.

SECTION 3.12	INTELLECTUAL PROPERTY AND INTANGIBLE ASSETS.

To the Knowledge of Apollo, Sichuan Apollo has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business. Sichuan Apollo has not received any written notice that the rights of any other person are violated by the use by Sichuan Apollo of the intellectual property. None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the Knowledge of Apollo, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

SECTION 3.13.	COMPLIANCE WITH LAWS.

Sichuan Apollo’s operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. Sichuan Apollo is not in violation of any law, ordinance or regulation of the People’s Republic of China or of any other jurisdiction. Sichuan Apollo holds all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities (collectively, "Permits") necessary or proper for the current use, occupancy or operation of its business, and all of the Permits are now in full force and effect.

SECTION 3.14	FINDERS’ FEES

Neither Apollo nor Sichuan Apollo has incurred, nor will it incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

SECTION 3.15	MINUTE BOOKS

The minute books of Apollo and the Acquired Entities made available to WCRF contain in all material respects a complete and accurate summary of all meetings of directors and stockholders or actions by written consent of Apollo and the Acquired Entities during the past three years and through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

SECTION 3.16	VOTE REQUIRED

The approval of Apollo’s Board of Directors and the affirmative vote of a majority of the stockholders of Apollo are the only approvals or votes necessary to approve this Agreement and the transactions contemplated hereby on behalf of Apollo.

SECTION 3.17	BOARD APPOVAL

The Board of Directors of Apollo has (i) approved this Agreement and the Merger, and (ii) approved the exchange of the Apollo Shares pursuant to Section 1.01.

ARTICLE IV
CERTAIN COVENANTS AND AGREEMENTS

SECTION 4.01	COVENANTS OF APOLLO

Apollo covenants and agrees that, during the period from the date of this Agreement until the Closing Date, other than as contemplated by this Agreement or for the purposes of effecting the Closing pursuant to this Agreement, Apollo shall conduct and shall cause Sichuan Apollo to conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of WCRF, none of the Acquired Entities shall:

(a)	Amend its Certificate of Incorporation or Bylaws;

(b)
pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

(c)	merge or consolidate with any other entity or acquire or agree to acquire any other entity;

(d)
sell, transfer, or otherwise dispose of any material assets required for the operations of Apollo’s or Sichuan Apollo’s business, except in the ordinary course of business consistent with past practices;

(e)	declare or pay any dividends on or make any distribution of any kind with respect to the Apollo Shares (provided that the Sichuan Apollo may pay dividends or distributions of any kind to Apollo); and

(f)
use commercially reasonable efforts to comply with and not be in default or violation under any known law, regulation, decree or order applicable to Apollo’s or Sichuan Apollo’s business, operations or assets where such violation would have a Material Adverse Effect on Apollo or Sichuan Apollo.

SECTION 4.02	COVENANTS OF WCRF

WCRF covenants and agrees that, during the period from the date of this Agreement until the Closing Date, WCRF shall, other than as contemplated by this Agreement or for the purposes of effecting the Closing pursuant to this Agreement, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of Apollo shall not:

(a)	amend its Articles of Incorporation or Bylaws;

(b)	pay or agree to pay to any employee, officer or director compensation of any kind or amount;

(c)	merge or consolidate with any other entity or acquire or agree to acquire any other entity;

(d)
create, incur, assume, or guarantee any material indebtedness for money borrowed except in the ordinary course of business, or create or suffer to exist any mortgage, Lien or other encumbrance on any of its material assets;

(e)	make any material capital expenditure or series of capital expenditures except in the ordinary course of business;

(f)	declare or pay any dividends on or make any distribution of any kind with respect to WCRF;

(g)	issue any additional shares of WCRF capital stock or take any action affecting the capitalization of WCRF or the WCRF Common Shares; and

(h)	grant any severance or termination pay to any director, officer or any other employees of WCRF.

SECTION 4.03	COVENANTS OF THE PARTIES

(a)   Tax-free Reorganization. The Parties intend that the Merger qualify as a Tax-free “reorganization” under Sections 368(a) of the Code, as amended, and the Parties will take the position for all purposes that the Merger shall qualify as a reorganization under such Section. In addition, the Parties covenant and agree that they will not engage in any action, or fail to take any action, which action or failure to take action would reasonably be expected to cause the Merger to fail to qualify as a Tax-free “reorganization” under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Agreement.

(b)   Announcement. Neither Apollo, on the one hand, nor WCRF on the other hand, shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation. Upon execution of this Agreement, WCRF shall issue a press release, which shall be approved by Apollo, and file a Current Report on Form 8-K reporting the execution of the Agreement.

(c)   Notification of Certain Matters. Apollo shall give prompt written notice to WCRF, and WCRF shall give prompt written notice to Apollo, of:

(i)   The occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time; and

(ii)   Any material failure of Apollo, on the one hand, or WCRF, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

(d)   Reasonable Best Efforts. Before Closing, upon the terms and subject to the conditions of this Agreement, the Parties agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable laws) to consummate and make effective the Merger and other transactions contemplated by this Agreement as promptly as practicable including, but not limited to:

(i)   The preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger, including without limitation, any approvals, consents, orders, exemptions or waivers by any third party or governmental entity; and

(ii)   The satisfaction of the Party's conditions precedent to Closing.

(e)   Access to Information

(i)   Inspection by Apollo. WCRF will make available for inspection by Apollo, during normal business hours and in a manner so as not to interfere with normal business operations, all of WCRF’s records (including tax records), books of account, premises, contracts and all other documents in WCRF’s possession or control that are reasonably requested by Apollo to inspect and examine the business and affairs of WCRF. WCRF will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of Apollo concerning the business and affairs of WCRF. Apollo will treat and hold as confidential any information it receives from WCRF in the course of the reviews contemplated by this Section 4.03(e). No examination by Apollo will, however, constitute a waiver or relinquishment by Apollo of its rights to rely on WCRF’s covenants, representations and warranties made herein or pursuant hereto.

(ii)   Inspection by WCRF. Apollo will, if requested, make available for inspection by WCRF, during normal business hours and in a manner so as not to interfere with normal business operations, all of the Acquired Entities’ records (including tax records), books of account, premises, contracts and all other documents in Apollo’s possession or control that are reasonably requested by WCRF to inspect and examine the business and affairs of the Acquired Entities. Apollo will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of WCRF concerning the business and affairs of the Acquired Entities. WCRF will treat and hold as confidential any information it receives from Apollo in the course of the reviews contemplated by this Section 4.03(e). No examination by WCRF will, however, constitute a waiver or relinquishment by WCRF of its rights to rely on Apollo’s covenants, representations and warranties made herein or pursuant hereto.

(f)           WCRF Board of Directors. As promptly as possible after the Effective Time of the Merger or in accordance with applicable law, all of the officers and members of the board of directors of WCRF shall tender their resignations as officers and directors of WCRF, and the vacancies created on the WCRF board of directors shall be filled by persons designated by the Board of Directors of Apollo.

ARTICLE V
CONDITIONS PRECEDENT

SECTION 5.01	CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS

The obligations of the Parties as provided herein shall be subject to each of the following conditions precedent, unless waived in writing by both WCRF and Apollo:

(a)   Consents, Approvals. The Parties shall have obtained all necessary consents and approvals of their respective boards of directors, and all consents, approvals, permits and authorizations required under their respective charter documents, and, except as set forth on Schedule 5.01(a), all consents, including any material consents and waivers by the Parties’ respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(b)   Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the shareholders of Apollo in accordance with the applicable provisions of the DGCL and its bylaws.

(c)   Absence of Certain Litigation. No action or proceeding shall be threatened or pending before any governmental entity or authority which is likely to result (i) in a restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, or (ii) in limiting or restricting Apollo or WCRF’s conduct or operation of the business of Apollo or WCRF or any of their subsidiaries, following the Merger.

SECTION 5.02	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF WCRF

The obligations of WCRF on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by WCRF:

(a)   Consents and Approvals. Apollo shall have obtained all material consents, including any material consents and waivers by Apollo's lenders and other third parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(b)   Representations and Warranties. The representations and warranties by Apollo in Article III herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

(c)   Performance. Apollo shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement at or prior to the Closing.

(d)   Proceedings and Documents. All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to WCRF and its counsel, and WCRF and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(e)   Certificate of Good Standing. Apollo shall have delivered to WCRF a certificate as to the good standing of Apollo certified by the Secretary of State of the State of Delaware on or within five (5) business days prior to the Closing Date.

(f)   Material Changes. Except as contemplated by this Agreement, since the date hereof, none of the Acquired Entities shall have suffered a Material Adverse Effect, and, without limiting the generality of the foregoing, there shall be no pending litigation to which any of the Acquired Entities is a party which is reasonably likely to have a Material Adverse Effect on any of the Acquired Entities.

(g)   Due Diligence. WCRF shall have satisfactorily completed its due diligence investigation of Apollo; provided, however, that this Section 5.02(g) shall cease to be a condition precedent to the Merger unless on or prior to August 13, 2008  WCRF shall have delivered a written notice to Apollo stating that it is not satisfied with the results of its due diligence.

(h)   SEC Filing. No less than one week prior to the Closing, Apollo shall have delivered to WCRF the financial statements, report of Apollo’s independent registered public accountant, and other information required for inclusion in the Current Report that WCRF will file with the SEC within four business days after the Closing.

(i)    Certificate of Apollo.  WCRF shall have been provided with a certificate executed on behalf of Apollo by its President and Chief Financial Officer certifying that the condition set forth in Section 5.02(b) shall have been fulfilled.

SECTION 5.03	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF APOLLO

The obligations of Apollo on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by Apollo:

(a)   Consents and Approvals. WCRF and the Merger Sub shall have obtained all material consents, including any material consents and waivers of its respective lenders and other third parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(b)   Representations and Warranties. The representations and warranties by WCRF and Merger Sub in Article II herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

(c)   Performance. Each of WCRF and Merger Sub shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement prior to or at the Closing.

(d)   Proceedings and Documents. All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Apollo and its counsel, and Apollo and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(e)   Certificates of Good Standing. WCRF shall have delivered to Apollo a certificate as to its and the Merger Sub’s good standing in the State of Nevada, in each case certified by the Secretary of State not more than five (5) business days prior to the Closing Date.

(f)   Material Changes. Except as contemplated by this Agreement, since the date hereof, neither WCRF nor the Merger Sub shall have suffered a Material Adverse Effect and, without limiting the generality of the foregoing, there shall be no pending litigation to which WCRF or the Merger Sub is a party which is reasonably likely to have a Material Adverse Effect on WCRF or the Merger Sub.

(g)   Due Diligence. Apollo shall have satisfactorily completed its due diligence investigation of WCRF; provided, however, that this Section 5 .03(g) shall cease to be a condition precedent to the Merger unless on or prior to August 13, 2008 Apollo shall have delivered a written notice to WCRF stating that it is not satisfied with the results of its due diligence.

(h)   Status of WCRF. As at the Effective Time of the Merger, WCRF (i) shall be a fully compliant reporting public company under the Exchange Act, and shall be current in all of its reports required to be filed under the Exchange Act, (ii) shall not have been threatened or subject to delisting from the OTC Bulletin Board, and (iii) shall have outstanding 555,013 WCRF Common Shares; and there shall be no other WCRF Common Shares outstanding nor, except as provided hereunder, any options, warrants or rights to acquire capital stock of WCRF whether for additional consideration or on conversion.

(i)   Certificate of WCRF.  Apollo shall have been provided with a certificate executed on behalf of WCRF by its President and Chief Financial Officer certifying that the condition set forth in Section 5.03(b) shall have been fulfilled.

ARTICLE VI
TERMINATION

SECTION 6.01	TERMINATION

This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by:

(a)   The mutual written consent of the Boards of Directors of WCRF and Apollo;

(b)   Either WCRF, on the one hand, or Apollo, on the other hand, if any governmental entity or court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the Parties shall use their commercially reasonable best efforts to lift), which restrains, enjoins or otherwise prohibits the Merger or the issuance of the Merger Shares as contemplated herein and such order, decree, ruling or other action shall have become final and non-appealable;

(c)   WCRF, if Apollo shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by WCRF to Apollo, or by WCRF, if it is not satisfied with the results of its due diligence investigation and it so notifies Apollo on or before August 13, 2008;

(d)   Apollo, if WCRF shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by Apollo to WCRF, or by Apollo if it is not satisfied with the results of its due diligence investigation and it so notifies WCRF on or before August 13, 2008; or

(e)   Without any action on the part of the Parties if required by Applicable Law or if the Closing shall not be consummated by August 31, 2008, unless extended by written agreement of WCRF and Apollo.

SECTION 6.02	EFFECT OF TERMINATION

If this Agreement is terminated as provided in Section 6.01, written notice of such termination shall be given by the terminating Party to the other Party specifying the provision of this Agreement pursuant to which such termination is made, this Agreement shall become null and void and there shall be no liability on the part of WCRF or Apollo, provided, however, that (a) the provisions of Article VII hereof shall survive the termination of this Agreement; (b) nothing in this Agreement shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement; and (c) termination shall not affect accrued rights or liabilities of any party at the time of such termination.

ARTICLE VII
CONFIDENTIALITY

SECTION 7.01	CONFIDENTIALITY

WCRF, on the one hand, and Apollo, on the other hand, will keep confidential all information and documents obtained from the other, including but not limited to any information or documents provided pursuant to Section 4.03(e) hereof (except for any information disclosed to the public pursuant to a press release authorized by the Parties); and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other Party’s confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, or (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time.

ARTICLE VIII
INDEMNIFICATION

SECTION 8.01	INDEMNIFICATION BY WCRF

WCRF agrees to indemnify, defend and hold harmless each of Apollo, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, a shareholder, officer, director or partner of Apollo, any subsidiary or affiliate thereof or an employee of Apollo, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the “Apollo Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by WCRF, or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, or (ii) any willful or grossly negligent act, omission or conduct of any officer, director or agent of WCRF or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing. Any Apollo Indemnified Party wishing to claim indemnification under this Section 8.01, upon learning of any such claim, action, suit, proceeding or investigation, shall notify WCRF in writing, but the failure to so notify shall not relieve WCRF from any liability that it may have under this Section 8.01, except to the extent that such failure would materially prejudice WCRF.

SECTION 8.02	INDEMNIFICATION BY APOLLO

Apollo shall indemnify, defend and hold harmless each of WCRF, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, a shareholder, officer, director or partner of WCRF, any subsidiary or affiliate thereof or an employee of WCRF, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the “WCRF Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by Apollo or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, or (ii) any willful or negligent act, omission or conduct of any officer, director or agent of Apollo or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing. Any WCRF Indemnified Party wishing to claim indemnification under this Section 8.02, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Apollo in writing, but the failure to so notify shall not relieve Apollo from any liability that it may have under this Section 8.02, except to the extent that such failure would materially prejudice Apollo.

SECTION 8.03	INDEMNIFICATION OF EXCHANGE AGENT

WCRF, Apollo, and Merger Sub (for the purposes of this Section 8.03, the “Indemnitors”) agree to indemnify the Exchange Agent and its employees and agents (collectively, the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees, or any of them, may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees, or any one of them, arising out of or relating in any way to the Exchange Agent’s service in such capacity, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of any of the Indemnitees.

ARTICLE IX
MISCELLANEOUS

SECTION 9.01	EXPENSES

All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

SECTION 9.02	APPLICABLE LAW

This Agreement shall be governed by the laws of the State of Nevada, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

SECTION 9.03	NOTICES

All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

(a)   If sent by reputable overnight air courier (such as Federal Express), one business day after being sent;

(b)   If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clause (a) above, when transmitted and receipt is confirmed by the fax machine; or

(c)   If otherwise actually personally delivered, when delivered.

All notices and other communications under this Agreement shall be sent or delivered as follows:

If to Apollo, to:

Huakang Zhou
Apollo Solar Energy, Inc.
c/o American Union Securities, Inc.
100 Wall Street – 15th Floor
New York, NY 10005
Telephone: 212-232-0120
Facsimile:  212-785-5867

with a copy to (which shall not constitute notice):

Peter Smith, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the America
New York, NY 10036
Tel: 212-715-9100
Fax: 212-715-8000

If to WCRF, to:

Xiaojin Wang
Wincroft, Inc.
18 Kimberly Court
East Hanover, NY
Telephone: 973-495-8221
Facsimile:  973-966-8870

With a copy to (which shall not constitute notice):

Robert Brantl, Esq.
52 Mulligan Lane
Irvington, NY 10533
Telephone: 914-693-3026
Facsimile: 914-693-1807

Each Party may change its address by written notice in accordance with this Section.

SECTION 9.04	ENTIRE AGREEMENT

This Agreement (including the documents and instruments referred to in this Agreement) contains the entire understanding of the Parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter including the Letter of Intent made by Apollo and WCRF dated August15, 2008.

SECTION 9.05	ASSIGNMENT

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided that in no event may the right to indemnification provided by Article VIII hereto be assigned by any of the Parties, with or without consent, except by operation of law. Subject to the immediately foregoing sentence of this Section 9.05, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors, assigns, heirs and representatives.

SECTION 9.06	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement.

SECTION 9.07	NO THIRD PARTY BENEFICIARIES

Except as expressly provided by this Agreement, nothing herein is intended to confer upon any person or entity not a Party to this Agreement any rights or remedies under or by reason of this Agreement.

SECTION 9.08	RULES OF CONSTRUCTION

The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

WINCROFT, INC.

By:	/s/ Xiaojin Wang
Name:	Xiaojin Wang
Title:	Chief Executive Officer

APOLLO  SOLAR ENERGY, INC.

By:	/s/ Xiaojin Wang
Name:	Xiaojin Wang
Title:	Chief Executive Officer

APOLLO SOLAR ENERGY, INC.

By:	/s/ Huakang
Name:	Huakang Zhou
Title:	President

EXHIBITS AND SCHEDULES:

Schedule 1.01	Allocation of Merger Shares among Apollo Shareholders

Merger Agreement

Schedule 1.01

Allocation of Merger Shares among Apollo shareholders

Name	Shares of Common Stock of ASE	% Ownership Interest in Apollo	Shares of Common Stock of WCRF	% Ownership Interest in WCRF
New Greatwall Limited	2,150	50.00%	8,600,000	48.43%
Li Yuanqing	25	0.06%	100,000	0.56%
Warner Tech	1,087.5	25.29%	4,350,000	24.50%
David Dong	4.5	0.10%	18,000	0.10%
Mariana Lo	4.5	0.10%	18,000	0.10%
Huakang Zhou	200	4.65%	800,000	4.50%
Xiaojin Wang	180	3.76%	720,000	4.05%
ASE Group	648.5	15.08%	2,594,000	14.61%
Apollo sub total	4,300	100.00%	17,200,000	96.87%
WCRF shell			555,013	3.13%
WCRF total after merger close			17,755,103	100.00%